Exhibit 99.1

Houghton Mifflin Harcourt Reports Record Billings Growth in Second Quarter; Raises Full Year Billings Guidance

NextGen Core Programs Drive Growth Nationwide; Extensions Deliver Solid Results

BOSTON — August 8, 2019 — Learning company Houghton Mifflin Harcourt (“HMH” or the “Company”) (Nasdaq: HMHC) today announced its financial results for the quarter ended June 30, 2019.

Operating Highlights:

•	Strong billings growth across the Company of 32% in Q2 and 20% YTD

•	Raising billings guidance; range now $1.53 billion to $1.61 billion for 2019

•	Core Solutions billings growth of 65% in Q2 and 46% YTD

o	Into Learning programs see success nationwide anchored by a strong leadership position in 2019 Texas ELA adoption (K-8) with 56% market share

o	In addition, HMH captures leading market share in state adoptions outside of Texas

•	Extensions billings growth of 5% in Q2 and 4% YTD driven by strong Heinemann growth

•	HMH Books & Media billings growth of 7% in Q2 and 8% YTD

	Three Months Ended June 30,			Six Months Ended June 30,
(in millions of dollars)	2019	2018 (1)	Change	2019	2018 (1)	Change
Net sales	$389	$357	8.8%	$583	$557	4.7%
Change in deferred revenue	100	14	NM	60	(21)	NM
Billings	489	371	31.6%	644	536	20.0%
Loss from continuing operations	(41)	(29)	(39.6)%	(158)	(135)	(17.0)%
Adjusted EBITDA from continuing operations [2]	47	54	(12.0)%	21	30	(30.8)%
Pre-publication or content development costs	(30)	(35)	15.6%	(56)	(60)	6.6%
Net cash used in operating activities				(266)	(175)	(51.7)%
Free cash flow [2]				(340)	(258)	(31.7)%

1	All amounts have been adjusted to eliminate the impact of the Riverside Standardized Testing business which has been removed from continuing operations and classified as discontinued operations.
2	Non-GAAP measure, please refer to Use of Non-GAAP measures for an explanation and reconciliation.

NM = not meaningful

“This quarter represented record second quarter billings growth for HMH as a public company and we now expect to raise our guidance range for billings. Next Generation products guided by our HMH 2020 strategy and introduced by our new management team are in market this year and we are thrilled by the customer response. We continue to see growth momentum in Extensions driven largely by our Heinemann business with the strong market response to Fountas & Pinnell Classroom, and we are pleased with the early success and cross selling potential of our new line of Extensions products including Waggle, an AI driven personalized software solution for K-8 reading and math practice acquired earlier this year,” said Jack Lynch, President and Chief Executive Officer of Houghton Mifflin Harcourt.

Joe Abbott, Chief Financial Officer of HMH added, “Core Solutions billings growth accelerated in the second quarter as our customers began submitting orders for our new core programs. We are encouraged by our selling performance in Texas and nationally and expect the strength to continue with a substantial backlog of orders to be shipped in the second half of 2019. The substantial increase in deferred revenue in the first half is a leading indicator of future net sales and Adjusted EBITDA improvement, and the substantial increase in accounts receivable precedes our expectation of strong second half cash collections and free cash flow growth.”

2019 Revised Outlook

In light of stronger-than-expected year to date financial results, the Company is revising its billings guidance with content development spend and total capital expenditures guidance remaining unchanged.

	2019 Original Guidance	2019 Revised Guidance
Billings	$1,490 million to $1,590 million	$1,530 million to $1,610 million
Content Development Spend	$100 million to $120 million	Unchanged
Total Capital Expenditures	$150 million to $170 million	Unchanged

Second Quarter 2019 Financial Results:

Net Sales: HMH reported net sales of $389 million for the second quarter of 2019, up 9% or $32 million compared to $357 million in the same quarter of 2018. The net sales increase was driven by a $29 million increase in our Education segment, coupled with a $3 million increase in our HMH Books & Media segment. Within our Education segment, the primary driver of the increase was Core Solutions net sales growth driven by sales of the Texas and national versions of the Into Reading and Into Literature programs.

Billings: Billings for the second quarter of 2019 increased $118 million, or 32%, from the same period in 2018. The billings increase was driven by a $115 million increase in our Education segment, coupled with a $3 million increase in our HMH Books & Media segment. Within our Education segment, the increase was primarily due to higher Core Solutions billings, which increased by $107 million, driven by billings of the Texas and national versions of the Into Reading and Into Literature programs. Further, the billings from Extensions increased $8 million, driven by continued growth of Heinemann’s Fountas & Pinnell Classroom offering. The HMH Books & Media billings increase was driven by licensing income attributed to the animated series Carmen Sandiego on Netflix.

Cost of Sales: Overall cost of sales increased by $38 million to $233 million in the second quarter of 2019 from $195 million in the same period in 2018, primarily due to higher billings volume and royalty costs associated with such billings, and an increase in pre-publication amortization expense related to the timing of 2019 major product releases.

Selling and Administrative Costs: Selling and administrative costs increased by $6 million in the second quarter of 2019, primarily due to inflationary increases in labor costs and an increase in commissions due to higher net sales and product mix.

Operating Loss: Operating loss for the second quarter of 2019 was $30 million, a $15 million unfavorable change from the $15 million operating loss recorded in the same period in 2018. The unfavorable change was primarily the result of higher cost of sales in the second quarter of 2019, coupled with an increase in selling and administrative expenses as noted herein.

Net Loss: Net loss of $41 million for the second quarter of 2019 was $18 million more than the net loss of $23 million in the same quarter of 2018. Net loss from continuing operations for the second quarter of 2019 was $41 million, a $12 million unfavorable change from the $29 million net loss from continuing operations in the same quarter of 2018, due primarily to the same factors impacting operating loss, partially offset by a favorable change in our tax provision of $2 million and income from a transition services agreement of $2 million that did not occur in the same period in 2018.

Adjusted EBITDA from Continuing Operations: Adjusted EBITDA from continuing operations for the second quarter of 2019 was $47 million, a $7 million unfavorable change from $54 million in the same quarter of 2018. Certain variable costs such as royalty, transportation and commissions are higher due to the increase in billings over the prior year.

Six Months Ended June 30, 2019 Financial Results:

Net Sales: HMH reported net sales of $583 million for the first six months of 2019, up 5% or $26 million compared to $557 million from the same period of 2018. The net sales increase was driven by a $19 million increase in our Education segment, coupled with a $7 million increase in our HMH Books & Media segment. Within our Education segment, the increase was primarily due to our Heinemann brand net sales growth driven by sales of the Fountas & Pinnell Classroom and Calkins products.

Billings: Billings for the first six months of 2019 increased $107 million, or 20%, from the same period in 2018. The billings increase was driven by a $102 million increase in our Education segment, coupled with a $6 million increase in our HMH Books & Media segment. Within our Education segment, the increase was primarily due to higher Core Solutions billings, driven by billings of the Texas and national versions of the Into Reading and Into Literature programs. The HMH Books & Media billings increase was driven by licensing income attributed to the animated series Carmen Sandiego on Netflix.

Cost of Sales: Overall cost of sales increased by $40 million to $370 million in the first six months of 2019 from $330 million in the same period in 2018, primarily due to higher billings volume and royalty costs associated with such billings, and an increase in pre-publication amortization expense related to the timing of 2019 major product releases.

Selling and Administrative Costs: Selling and administrative costs increased by $12 million in the first six months of 2019, primarily due to inflationary increases in labor costs and an increase in commissions due to higher net sales and product mix.

Operating Loss: Operating loss for the first six months of 2019 was $132 million, a $24 million unfavorable change from the $108 million operating loss recorded in the same period in 2018. The unfavorable change was primarily the result of higher cost of sales coupled with an increase in selling and administrative expenses as noted herein.

Net Loss: Net loss of $158 million for the first six months of 2019 was $33 million more than the net loss of $125 million in the same period of 2018. Net loss from continuing operations for the first six months of 2019 was $158 million, a $23 million unfavorable change from the $135 million net loss from continuing operations in the same period of 2018, due primarily to the same factors impacting operating loss, slightly offset by income from a transition services agreement of $4 million that did not occur in 2018.

Adjusted EBITDA from Continuing Operations: Adjusted EBITDA from continuing operations for the six months of 2019 was $21 million, a $9 million unfavorable change from $30 million in the same period of 2018. Certain variable costs such as royalty, transportation and commissions are higher due to the increase in billings over the prior year.

Cash Flows: Net cash used in operating activities for the first six months of 2019 was $266 million compared with $164 million in the same period of 2018. Net cash used in operating activities from continuing operations was $266 million in the first six months of 2019, an increase of $91 million compared to $175 million in the same period of 2018. Net cash used in operating activities included $11 million of cash flow from discontinued operations in 2018. HMH’s free cash flow, defined as net cash from operating activities minus capital expenditures, in the first six months of 2019 was a usage of $340 million compared with a usage of $258 million in the same period of 2018. The primary driver of the unfavorable change in free cash flow was an increase in net working capital associated with large billings in the first six months of 2019 coupled with inventory purchases ahead of large new adoption opportunities in 2019. As of June 30, 2019, $60.0 million was drawn on the revolving credit facility. As of August 8, 2019, the outstanding balance was paid in full.

Conference Call:

At 8:30 a.m. ET on Thursday, August 8, 2019, HMH will also host a conference call to discuss the results with its investors. The call will be webcast live at ir.hmhco.com. The following information is provided for investors who would like to participate:

Toll Free: (844) 835-6565

International: (484) 653-6719

Passcode: 8781822

Moderator: Brian Shipman, Senior Vice President, Investor Relations

Webcast Link: https://edge.media-server.com/mmc/p/odox5ufh

An archived webcast with the accompanying slides will be available at ir.hmhco.com for one year for those unable to participate in the live event. An audio replay of this conference call will also be available until August 18, 2019 via the following telephone numbers: (855) 859-2056 in the United States and (404) 537-3406 internationally using passcode 8781822.

Use of Non-GAAP Financial Measures:

To supplement our financial statements presented in accordance with Generally Accepted Accounting Principles (GAAP) and to provide additional insights into our performance (for a completed period and/or on a forward-looking basis), we have presented adjusted EBITDA from continuing operations and free cash flow. These measures are not prepared in accordance with GAAP. This information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. Management believes that the presentation of these non-GAAP measures provides useful information to investors regarding our results of operations and/or our expected results of operations because it assists both investors and management in analyzing and benchmarking the performance and value of our business.

Management believes that the presentation of adjusted EBITDA from continuing operations provides useful information to our investors and management as an indicator of our performance that is not affected by: fluctuations in interest rates or effective tax rates; levels of depreciation or amortization; non-cash charges; fees, expenses or charges relating to acquisition-related activities, including purchase accounting adjustments, integration costs and transaction costs, as well as to securities offering- and debt refinancing-activities; charges associated with restructuring and cost saving initiatives, including severance, separation and facility closure costs; certain legal settlements and awards; and non-routine costs and gains. Accordingly, management believes that this measure is useful for comparing our performance from period to period and makes decisions based on it. In addition, targets in adjusted EBITDA (further adjusted to include the change in deferred revenue) are used as performance measures to determine certain incentive compensation of management. Management also believes that the presentation of free cash flow provides useful information to our investors because management regularly reviews free cash flow as an important indicator of how much cash is generated by general business operations, excluding capital expenditures, and makes decisions based on it.

Other companies may define these non-GAAP measures differently and, as a result, our use of these non-GAAP measures may not be directly comparable to adjusted EBITDA and free cash flow used by other companies. Although we use these non-GAAP measures as financial measures to assess our business, the use of non-GAAP measures is limited as they include and/or do not include certain items not included and/or included in the most directly comparable GAAP measure. Adjusted EBITDA from continuing operations should be considered in addition to, and not as a substitute for, net income or loss prepared in accordance with GAAP as a measure of performance; and free cash flow should be considered in addition to, and not as a substitute for, net cash from operating activities prepared in accordance with GAAP. Adjusted EBITDA from continuing operations is not intended to be a measure of liquidity nor is free cash flow intended to be a measure of residual cash flow available for discretionary use. You are cautioned not to place undue reliance on these non-GAAP measures. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures (to the extent available without unreasonable efforts) and related disclosure is provided in the appendix to this news release.

About Houghton Mifflin Harcourt

Houghton Mifflin Harcourt (Nasdaq: HMHC) is a global learning company committed to delivering integrated solutions that engage learners, empower educators and improve student outcomes. As a leading provider of K–12 core curriculum, supplemental and intervention solutions and professional learning services, HMH partners with educators and school districts to uncover solutions that unlock students’ potential and extend teachers’ capabilities. HMH serves more than 50 million students and 3 million educators in 150 countries, while its award-winning children’s books, novels, non-fiction, and reference titles are enjoyed by readers throughout the world. For more information, visit www.hmhco.com

Follow HMH on Twitter, Facebook and YouTube.

Contact

Investors

Brian S. Shipman, CFA

SVP, Investor Relations

(212) 592-1177

brian.shipman@hmhco.com

Media

Bianca Olson

SVP, Corporate Affairs

617-351-3841

bianca.olson@hmhco.com

Forward-Looking Statements

The statements contained herein include forward-looking statements, which involve risks and uncertainties. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “projects,” “anticipates,” “expects,” “could,” “intends,” “may,” “will,” “should,” “forecast,” “intend,” “plan,” “potential,” “project,” “target” or, in each case, their negative, or other variations or comparable terminology. Forward-looking statements include all statements that are not statements of historical facts. They include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, including billings and net sales; financial performance, financial condition; liquidity; products and services, including for new adoptions; outlook for full year 2019; prospects; growth; markets and our positions therein; strategies, including with respect to investing in our Core Solutions and Extensions businesses and operational excellence; efficiency and cost savings initiatives, including actions thereunder and expected impact; the industry in which we operate; and potential business decisions. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are based upon information available to us on the date of this report.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results may differ materially from those made in or suggested by the forward-looking statements contained herein. In addition, even if our results are consistent with the forward-looking statements contained herein, those results or developments may not be indicative of results or developments in subsequent periods.

Important factors that could cause our results to vary from expectations include, but are not limited to: changes in state and local education funding and/or related programs, legislation and procurement processes; changes in state academic standards; state acceptance of submitted programs and participation rates therefor; industry cycles and trends; the rate and state of technological change; state requirements related to digital instruction; changes in product distribution channels and concentration of retailer power; changes in our competitive environment, including free and low cost open educational resources; periods of operating and net losses; our ability to enforce our intellectual property and proprietary rights; risks based on information technology systems and potential breaches of those systems; dependence on a small number of print and paper vendors; third-party software and technology development; possible defects in digital products; our ability to identify, complete, or achieve the expected benefits of, acquisitions; unanticipated consequences of the disposition of our Riverside clinical and standardized testing business; our ability to execute on our long-term growth strategy; increases in our operating costs; exposure to litigation; major disasters or other external threats; contingent liabilities; risks related to our indebtedness; future impairment charges; changes in school district payment practices; a potential increase in the portion of our sales coming from digital sales; risks related to doing business abroad; changes in tax law or interpretations; management and other personnel changes; timing, higher costs and unintended consequences of our operational efficiency and cost-reduction initiatives; and other factors discussed in the “Risk Factors” section of our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other news releases we issue and filings we make with the SEC. In light of these risks, uncertainties and assumptions, the forward-looking events described herein may not occur.

We undertake no obligation, and do not expect, to publicly update or publicly revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained herein.

Houghton Mifflin Harcourt Company

Consolidated Balance Sheets

(in thousands of dollars, except share information)	June 30, 2019 (Unaudited)	December 31, 2018
Assets
Current assets
Cash and cash equivalents	$15,114	$253,365
Short-term investments	—	49,833
Accounts receivable, net	432,082	203,574
Inventories	267,770	184,209
Prepaid expenses and other assets	22,382	15,297

Total current assets	737,348	706,278
Property, plant, and equipment, net	108,332	125,925
Pre-publication costs, net	311,724	323,641
Royalty advances to authors, net	49,625	47,993
Goodwill	716,977	716,073
Other intangible assets, net	499,080	520,892
Operating lease assets	138,755	—
Deferred income taxes	3,259	3,259
Deferred commissions	22,633	22,635
Other assets	28,538	28,428

Total assets	$2,616,271	$2,495,124

Liabilities and Stockholders’ Equity
Current liabilities
Revolving credit facility	$60,000	$—
Current portion of long-term debt	8,000	8,000
Accounts payable	108,528	76,313
Royalties payable	59,347	66,893
Salaries, wages, and commissions payable	41,996	50,225
Deferred revenue	263,583	251,944
Interest payable	484	136
Severance and other charges	2,028	6,020
Accrued postretirement benefits	1,512	1,512
Operating lease liabilities	12,479	—
Other liabilities	25,431	26,649

Total current liabilities	583,388	487,692
Long-term debt, net of discount and issuance costs	753,377	755,649
Operating lease liabilities	140,062	—
Long-term deferred revenue	444,148	395,500
Accrued pension benefits	28,966	29,320
Accrued postretirement benefits	13,329	14,300
Deferred income taxes	32,816	27,075
Other liabilities	6,580	17,118

Total liabilities	2,002,666	1,726,654

Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.01 par value: 20,000,000 shares authorized; no shares issued and outstanding at June 30, 2019 and December 31, 2018	—	—
Common stock, $0.01 par value: 380,000,000 shares authorized; 148,785,426 and 148,164,854 shares issued at June 30, 2019 and December 31, 2018, respectively; 124,208,392 and 123,587,820 shares outstanding at June 30, 2019 and December 31, 2018, respectively	1,487	1,481
Treasury stock, 24,577,034 shares as of June 30, 2019 and December 31, 2018, respectively, at cost	(518,030)	(518,030)
Capital in excess of par value	4,898,988	4,893,174
Accumulated deficit	(3,720,134)	(3,562,971)
Accumulated other comprehensive loss	(48,706)	(45,184)

Total stockholders’ equity	613,605	768,470

Total liabilities and stockholders’ equity	$2,616,271	$2,495,124

Houghton Mifflin Harcourt Company

Consolidated Statements of Operations (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands of dollars, except share and per share information)	2019	2018	2019	2018
Net sales	$388,896	$357,365	$583,531	$557,124
Costs and expenses
Cost of sales, excluding publishing rights and pre-publication amortization	190,831	160,058	286,886	259,791
Publishing rights amortization	6,271	8,148	13,876	18,238
Pre-publication amortization	35,739	26,332	68,821	51,953

Cost of sales	232,841	194,538	369,583	329,982
Selling and administrative	175,266	169,323	327,249	314,850
Other intangible asset amortization	6,612	6,676	13,136	13,542
Severance and other charges	4,430	2,075	5,651	6,018
(Gain) loss on sale of assets	—	(500)	—	384

Operating loss	(30,253)	(14,747)	(132,088)	(107,652)

Other income (expense)
Retirement benefits non-service income	42	320	84	640
Interest expense	(11,963)	(11,472)	(23,545)	(22,408)
Interest income	97	117	1,189	623
Change in fair value of derivative instruments	16	(1,097)	(434)	(725)
Income from transition services agreement	1,851	—	3,677	—

Loss from continuing operations before taxes	(40,210)	(26,879)	(151,117)	(129,522)
Income tax expense for continuing operations	403	2,210	6,858	5,453

Loss from continuing operations	(40,613)	(29,089)	(157,975)	(134,975)

Income from discontinued operations, net of tax	—	5,817	—	10,392

Net loss	$(40,613)	$(23,272)	$(157,975)	$(124,583)

Net income (loss) per share attributable to common stockholders
Basic and diluted:
Continuing operations	$(0.33)	$(0.24)	$(1.27)	$(1.09)
Discontinued operations	—	0.05	—	0.08

Net loss	$(0.33)	$(0.19)	$(1.27)	$(1.01)

Weighted average shares outstanding
Basic and diluted	124,147,961	123,423,911	123,974,266	123,323,688

Houghton Mifflin Harcourt Company

Consolidated Statements of Cash Flows (Unaudited)

	Six Months Ended June 30,
(in thousands of dollars)	2019	2018
Cash flows from operating activities
Net loss	$(157,975)	$(124,583)
Adjustments to reconcile net loss to net cash used in operating activities
Income from discontinued operations, net of tax	—	(10,392)
Loss on sale of assets	—	384
Depreciation and amortization expense	135,649	122,488
Amortization and impairments of operating lease assets	9,441	—
Amortization of debt discount and deferred financing costs	2,090	2,091
Deferred income taxes	5,741	4,825
Stock-based compensation expense	7,259	6,061
Change in fair value of derivative instruments	434	725
Changes in operating assets and liabilities, net of acquisitions
Accounts receivable	(228,475)	(95,077)
Inventories	(83,561)	(57,667)
Other assets	(15,568)	(4,900)
Accounts payable and accrued expenses	22,495	(1,021)
Royalties payable and author advances, net	(9,178)	(8,331)
Deferred revenue	60,098	(20,725)
Interest payable	348	(29)
Severance and other charges	252	(1,274)
Accrued pension and postretirement benefits	(1,325)	(1,901)
Operating lease liabilities	(8,419)	—
Other liabilities	(5,231)	14,079

Net cash used in operating activities – continuing operations	(265,925)	(175,247)
Net cash provided by operating activities – discontinued operations	—	11,433

Net cash used in operating activities	(265,925)	(163,814)

Cash flows from investing activities
Proceeds from sales and maturities of short-term investments	50,000	86,539
Additions to pre-publication costs	(55,591)	(59,514)
Additions to property, plant, and equipment	(18,358)	(23,310)
Proceeds from sale of assets	—	500
Acquisition of business, net of cash acquired	(5,447)	—

Net cash (used in) provided by investing activities – continuing operations	(29,396)	4,215
Net cash used in investing activities – discontinued operations	—	(4,259)

Net cash used in investing activities	(29,396)	(44)

Cash flows from financing activities
Proceeds under revolving credit facility	60,000	50,000
Payments of long-term debt	(4,000)	(4,000)
Tax withholding payments related to net share settlements of restricted stock units and awards	(1,929)	(1,093)
Issuance of common stock under employee stock purchase plan	506	681
Net collections under transition services agreement	2,493	—

Net cash provided by financing activities – continuing operations	57,070	45,588

Net decrease in cash and cash equivalents	(238,251)	(118,270)
Cash and cash equivalents at the beginning of the period	253,365	148,979

Cash and cash equivalents at the end of the period	$15,114	$30,709

Houghton Mifflin Harcourt Company

Non-GAAP Reconciliations (Unaudited)

Adjusted EBITDA from continuing operations

Consolidated

(in thousands of dollars)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net loss from continuing operations	$(40,613)	$(29,089)	$(157,975)	$(134,975)
Interest expense	11,963	11,472	23,545	22,408
Interest income	(97)	(117)	(1,189)	(623)
Provision for income taxes	403	2,210	6,858	5,453
Depreciation expense	16,865	20,310	33,044	38,755
Amortization expense – film asset	1,760	—	6,772	—
Amortization expense	48,622	41,156	95,833	83,733
Non-cash charges – stock compensation	3,708	3,168	7,259	6,061
Non-cash charges – (gain) loss on derivative instrument	(16)	1,097	434	725
Fees, expenses or charges for equity offerings, debt or acquisitions/dispositions	261	1,924	548	2,106
Severance, separation costs and facility closures	4,430	2,075	5,651	6,018
(Gain) loss on sale of assets	—	(500)	—	384

Adjusted EBITDA from continuing operations	$47,286	$53,706	$20,780	$30,045

Free Cash Flow

Consolidated

(in thousands of dollars)

	Six Months Ended June 30,
	2019	2018 (1)
Cash flows from operating activities
Net cash used in operating activities	$(265,925)	$(175,247)
Cash flows from investing activities
Additions to pre-publication costs	(55,591)	(59,514)
Additions to property, plant, and equipment	(18,358)	(23,310)

Free Cash Flow	$(339,874)	$(258,071)

[1]	All amounts have been adjusted to eliminate the impact of the Riverside Standardized Testing business which has been removed from continuing operations and classified as discontinued operations.

Houghton Mifflin Harcourt Company

Calculation of Billings (Unaudited)

Billings (in thousands of dollars)

Consolidated

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net sales	$388,896	$357,365	$583,531	$557,124
Change in deferred revenue	99,968	13,993	60,287	(20,597)

Billings (1)	$488,864	$371,358	$643,818	$536,527

Education

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Core Solutions net sales	$168,042	$151,975	$220,036	$213,205
Change in deferred revenue	103,100	12,772	72,848	(12,050)

Core Solutions Billings	$271,142	$164,747	$292,884	$201,155
Extensions net sales	$181,759	$169,301	$283,609	$271,094
Change in deferred revenue	(3,124)	888	(11,732)	(9,176)

Extensions Billings	$178,635	$170,189	$271,877	$261,918

Education Billings (1)	$449,777	$334,936	$564,761	$463,073

HMH Books & Media

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net sales	$39,095	$36,089	$79,886	$72,825
Change in deferred revenue	(8)	333	(829)	629

HMH Books & Media Billings	$39,087	$36,422	$79,057	$73,454

Billings is an operating measure utilized by the Company derived as shown above.

[1]	All amounts have been adjusted to eliminate the impact of the Riverside Standardized Testing business which has been removed from continuing operations and classified as discontinued operations.